                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      SKYSAT COMMUNICATIONS NETWORK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                   SKYSAT COMMUNICATIONS NETWORK CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                               DECEMBER 30, 1996

TO THE STOCKHOLDERS OF SKYSAT COMMUNICATIONS NETWORK CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Skysat Communications Network Corporation, a Delaware Corporation (the "Company"), will be held at the offices of Richard A. Eisner & Company, LLP, located at 575 Madison Avenue, 8th Floor, New York City, New York 10022, on December 30, 1996 at 10:00 a.m., local time, for the following purposes:

 1. To consider and vote upon the election of five directors;

 2. To ratify the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company;

 3. To approve an amendment to the Company's 1994 Stock Option Plan;

 4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The close of business on December 6, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the executive offices of the Company, 405 Lexington Avenue, 33rd Floor, New York, New York 10174, for a period of 10 days prior to the meeting. The stock transfer books of the Company will not be closed.

    All stockholders are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE KINDLY REQUESTED BY THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By the order of the Board of
                                          Directors,

                                          Eddy W. Friedfeld
                                          Secretary

New York, New York
December 10, 1996

                   SKYSAT COMMUNICATIONS NETWORK CORPORATION

                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 972-0070

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Skysat Communications Network Corporation for the Annual Meeting of Stockholders to be held at the offices of Richard A. Eisner & Company, LLP, located at 575 Madison Avenue, 8th Floor, New York, New York 10022 on December 30, 1996 at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder given such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above address. Any proxy may also be revoked by the stockholder's attendance at the meeting and voting in person.

    If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the following actions described in this proxy statement: For the election of the nominees set forth under the caption "Election of Directors," or for the ratification of the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company and to amend the Company's 1994 Stock Option Plan. Abstentions and broker non-votes will have the same effect as a vote against each of such proposals.

    The approximate date on which the Company intends to mail or otherwise deliver this proxy statement and the accompanying form of proxy to the Company's stockholders is December 10, 1996.

    Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                     VOTING

    Only holders of shares of the Company's Class B Common Stock, $.001 par value per share (the "Class B Common Stock"), and Class A Common Stock, $.001 par value per share (the "Class A Common Stock") (the shares of Class A Common Stock and Class B Common Stock are sometimes collectively referred to herein as the "Shares") of record as at the close of business on December 6, 1996, are entitled to vote at the meeting. On the record date there were issued and outstanding 989,929 shares of Class B Common Stock and 2,107,321 shares of Class A Common Stock. Each outstanding share of Class B Common Stock and Class A Common Stock is entitled to five votes and one vote, respectively, upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors. The affirmative vote of a majority of the votes cast is necessary to ratify the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company and to amend the Company's 1994 Stock Option Plan. Class B Common Stockholders, consisting of 25 holders, possess approximately 70% of the total voting power of the Shares and, as such, will be able to control the vote on each matter to be acted upon at the meeting. On December 6, 1996, the executive officers and directors of the Company as a group beneficially owned 601,750 shares of Class B Common Stock, representing 60.79% of such then outstanding shares and 42.64% of the total voting power of all Shares. See "Principal Stockholders."

    The Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office.

                             ELECTION OF DIRECTORS

    At the meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

    The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

Martin D. Fife, 69

    Martin D. Fife has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception and was appointed President and Chief Operating Officer in March 1996 and Chief Financial Officer in July 1996. Mr. Fife is also a principal stockholder of the Company. Since September 1988, Mr. Fife has also served as a director of Projectavision, Inc., a public company that developed and patented a depixilization system for use in all large-screen rear and front view projection televisions. In 1987, Mr. Fife founded and currently serves as Chairman of the Board of Magar Inc., a private investment company specializing in the development of early stage companies and management and consulting services. From 1986 to January 1989, Mr. Fife was President of Agremp Holdings Incorporated, an operator of storage elevators. In 1960, Mr. Fife founded and until 1986 served as President of Fife Associates, Inc. and a number of affiliated companies, including Galaxy Universal, Ltd., which was engaged in the sale of chemicals and synthetic plastics. In addition, since August 1995, Mr. Fife has been a director of Asta Funding, Inc., a company engaged in the business of purchasing and servicing retail installment sales contracts originated by automobile dealers. Mr. Fife is the Chief Financial Officer of Alliance Partners, Inc., a New York and Charlotte, North Carolina-based firm that focuses on financing international oil and power production projects. Since January 1974, Mr. Fife has served as a director or trustee of 13 investment funds advised by The Dreyfus Corporation.

General Buster Glosson, 54

    General Buster Glosson (Ret.) has been a director and Vice Chairman of the Board of the Company since August 1996. He has been President of Eagle, Ltd., a venture capital and consulting firm, since September 1994. He served as an officer in the United States Air Force from January 1965 until he retired in September 1994. From June 1992 to September 1994, he was Deputy Chief of Staff for Plans and Operations. From May 1991 to May 1992, he was Legislative Liaison and director of the Air Force Issues Team. From August 1990 to May 1991, he commanded the Air Division and was Director of Campaign Plans for United States Central Command Air Forces, Riyadh, Saudi Arabia. General Glosson is also the Chairman and CEO of Alliance Partners, Inc.

Walter J. Burmeister, 57

    Walter J. Burmeister has served as a director of the Company since February 1994 and as a consultant to the Company since January 1993. Since May 1995, Mr. Burmeister has been the President of FCI Facilicom International, LLC. From April 1992 through May 1995, Mr. Burmeister served as the Chairman of the Telecommunications Marketing Group, Inc. Mr. Burmeister has 30 years of experience in the telecommunications industry, encompassing general management, international business development, sales, information systems, network operations, network planning and general engineering. From July 1990 to March 1992, Mr. Burmeister was Vice President for business development for Bell Atlantic in Latin America, the Middle East and Africa where he supervised the group responsible for worldwide sales of software and consulting services. Prior to that, Mr. Burmeister headed the Bell of Pennsylvania sales organization, supervised information systems operations for Bell Atlantic Corporation telephone operating companies and headed the C&P Telephone operations staff. From 1982 to June 1983, Mr. Burmeister worked at American Telephone & Telegraph Corporation General Departments and Bell Communications Research (the successor to Bell Labs for the Regional Bell Operating Companies) in distribution services planning and in network planning.

Coy Eklund, 80

    Coy Eklund has served as a director of the Company since February 1994. Since August 1987, Mr. Eklund has served as the Chairman and Chief Executive Officer of Trivest Financial Services, a company engaged in the television business. From 1938 to April 1983, Mr. Eklund served in various capacities at the Equitable Life Assurance Society and from April 1975 to April 1983 was its Chief Executive Officer. Mr. Eklund currently serves as a Consulting Director to the Equitable Life Assurance Society. Mr. Eklund is also a director of American Communications & Television, Inc. and Life Medical Sciences, Inc., a public company engaged in the research and development of technologies for use in medical applications.

Burton I. Edelson, 69

    Burton I. Edelson has served as a director of the Company since June 1994. Since December 1990, Dr. Edelson has been a Research Professor and Director of the Institute for Applied Space Research at George Washington University. He is currently a trustee of the United States Naval Academy Foundation, a trustee of the University Space Research Association, and a member of the Board of Advisors of Esprit Telecom, Ltd. From August 1987 to August 1993, Dr. Edelson was a Fellow of the Johns Hopkins Foreign Policy Institute. From 1982 to 1987, Dr. Edelson was the Associate Administrator for the Space Science and Applications of NASA. From 1968 to 1982, Dr. Edelson held executive positions at the Communications Satellite Corporation. From 1947 to 1967, Dr. Edelson served as a naval officer including several research and engineering positions.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors of the Company met three times during the fiscal year ended December 31, 1995. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members the Executive Committee, Audit Committee, and a Compensation and Stock Option Committee. The Company does not have a Nominating Committee.

    EXECUTIVE COMMITTEE. The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The Executive Committee is comprised of two directors, Martin D. Fife, and Buster Glosson. The Executive Committee did not meet during fiscal 1995.

    AUDIT COMMITTEE. The Audit Committee reviews the engagement of the independent auditors and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent auditors, the adequacy of the Company's internal control procedures and financial reports to be filed with the Securities and Exchange Commission. The Audit Committee is composed of two non-employee directors, Messrs. Edelson and Eklund. The Audit Committee met once during Fiscal 1995.

    COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for the Company's Executives. The Compensation and Stock Option Committee also authorizes stock option grants, administers the 1994 Stock Option Plan and proposes other stock option plans. The Compensation and Stock Option Committee is composed of two non-employee directors, Messrs. Edelson and Eklund. The Compensation and Stock Option Committee met once during Fiscal 1995.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are as follows:

NAME                                      AGE                               POSITION
------------------------------------      ---      -----------------------------------------------------------
Martin D. Fife......................          69   Chairman of the Board of Directors, Chief Executive
                                                    Officer, President, Chief Operating Officer, and Chief
                                                    Financial Officer
Buster Glosson......................          54   Vice Chairman
Anthony J. Asterita.................          56   Vice President--Program Development
Eddy W. Friedfeld...................          35   Vice President--Business Affairs, Assistant to the Chairman
                                                    and Secretary

For the biographies of Messrs. Fife and Glosson, see "Election of Directors."

    Anthony J. Asterita has served as Vice President, Program Development of the Company since June 1993. From December 1989 until joining the Company, Mr. Asterita was Director of Marketing and Sales and Director of Business Development for Ball Aerospace. From 1979 to December 1989, Mr. Asterita was Manager of Program Development for Litton Amecom. From 1970 to 1979, Mr. Asterita was a Program Manager at Headquarters, United States Air Force, Pentagon and the Aeronautical Systems Center, Air Force Systems Command. Mr. Asterita holds a Bachelor of Science degree in aeronautical engineering from the Air Force Institute of Technology and a Master of Science Degree in Systems Management from University of Southern California.

    Eddy W. Friedfeld has served as Vice President, Business Affairs, Assistant to the Chairman and Secretary of the Company since January 1993. Since May 1987, Mr. Friedfeld has been an attorney specializing in corporate and securities law. Mr. Friedfeld holds a Juris Doctor degree from New York University and a Bachelor of Arts degree from Columbia College.

                             PRINCIPAL STOCKHOLDERS

    The following tables sets forth information regarding the beneficial ownership of the Company's common stock as of December 6, 1996 for (i) each of the Company's directors, (ii) each of the Company's officers, (iii) all directors and officers of the Company as a group and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or dispose of securities regardless of any economic interest therein.

                                                    NUMBER OF SHARES
                                                     OF COMMON STOCK                   PERCENTAGE OF
          NAME AND ADDRESS OF            CLASS OF     BENEFICIALLY       PERCENT       TOTAL CLASS A      PERCENT OF
          BENEFICIAL OWNER OR             COMMON          OWNED            OF           AND CLASS B      TOTAL VOTING
            NUMBER IN GROUP                STOCK      (1)(2)(3)(4)      CLASS(3)      COMMON STOCK(3)      POWER(3)
---------------------------------------  ---------  -----------------  -----------  -------------------  -------------
Martin D. Fife(5)(6)...................  Class B          494,750           49.98%           15.97%            35.05%
                                         Class A           25,000            1.19%            0.81%             0.35%
Buster Glosson(6)......................  Class A           50,000            2.37%            1.61%             0.71%
Anthony A. Asterita(6).................  Class A           20,000            0.95%            0.65%             0.28%
Eddy W. Friedfeld(6)...................  Class B           77,000            7.78%            2.49%             5.46%
Walter J. Burmeister(7)................  Class B           30,000            3.03%            0.97%             2.13%
                                         Class A..         30,000            1.42%            0.97%             0.43%
Coy Eklund(8)..........................  Class A           20,000            0.95%            0.65%             0.28%
Palomar Technologies,Inc.(4)(9)........  Class A          500,000           23.73%           16.14%             7.09%
Burton I. Edelson(10)..................  Class A           20,000            0.95%            0.65%             0.28%
Magar, Inc.(5).........................  Class B          494,750           49.98%           15.97%            35.05%
Herbert Moskowitz(5)...................  Class B          494,750           49.98%           15.97%            35.05%
Irwin M. Rosenthal(5)..................  Class B          494,750           49.98%           15.97%            35.05%
Malcolm Adler(11)......................  Class A          247,750           11.76%            8.00%             3.51%
All officer/directors as group           Class B          601,750           60.79%           19.43%            42.64%
  (7 persons)..........................  Class A          165,000            7.83%            5.33%             2.34%

------------------------

(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted. All shares owned are Class B Common Shares except for the shares designated as Class A shares in the above table.

(2) Messrs. Burmeister, Friedfeld and Magar, Inc. have agreed that approximatedly 50% of his or its shares of Common Stock are subject to transfer to the Company for no consideration upon the failure of certain conditions to occur by certain dates. So long as such shares are subject to such conditions, the holder may vote but not dispose of such shares.

(3) Based upon 2,107,321 shares of Class A Common Stock outstanding and 989,929 shares of Class B Common Stock outstanding and includes 105,000 options currently exercisable by certain directors and officers. Class B Common Stock is entitled to five votes per share but is otherwise substantially identical to the Class A Common Stock, which has one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(4) Does not include an aggregate of 2,000,000 shares of Class A Common Stock underlying warrants currently exercisable.

(5) Messrs. Fife, Moskowitz and Rosenthal are each officers, directors and principal stockholders of Magar, Inc. and own approximately 34%, 33% and 26%, respectively, of the outstanding stock of such corporation. These individuals may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Class B Common Stock owned by Magar, Inc. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares of Class B Common Stock owned of record by Magar, Inc. The address of Messrs. Moskowitz and Rosenthal is 30 Rockefeller Plaza, 29th floor, New York, NY 10112.

(6) The address of Messrs. Fife, Glosson, Friedfeld and Asterita is c/o Skysat Communications Network Corporation, 405 Lexington Avenue, New York, NY 10174.

(7) The address of Mr. Burmeister is 6845 Wilson Lane, Bethesda, MD 20817.

(8) The address of Mr. Eklund is Equitable Life Assurance Society, 787 Seventh Avenue, New York, NY 10019.

(9) The address of Palomar Medical Technologies, Inc. Is 66 Cherry Hill Drive, Beverly, MA 01915.

(10) The address of Mr. Edelson is Department of Electrical Engineering and Computer Science, The George Washington University, Washington, DC 20052.

(11) The address of Mr. Adler is 2603 Rockefeller Avenue, Pennsauken, NJ 08110.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the aggregate cash compensation (all of which represented salary in a each year) paid by the Company for the past two fiscal years to Martin D. Fife, its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer. No other executive officer's annual compensation exceeded $100,000 for the fiscal years ended December 31, 1995 and 1994.

                              ANNUAL COMPENSATION

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                                                     AWARDS SECURITIES
                                                                                  OTHER ANNUAL          UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR       SALARY       BONUS        COMPENSATION($)      OPTIONS/SARS(#)
----------------------------------------  ---------  ----------  -----------  ---------------------  -----------------
Martin D. Fife..........................       1995  $  114,500      --                --                   25,000
Chairman of the Board, CEO,.............
  President, Chief Operating Officer,
  and Chief Financial Officer                  1994  $   89,308      --                --                   --


                                                ALL OTHER
NAME AND PRINCIPAL POSITION                  COMPENSATION($)
----------------------------------------  ---------------------
Martin D. Fife..........................           --
Chairman of the Board, CEO,.............
  President, Chief Operating Officer,
  and Chief Financial Officer                      --

    For the fiscal year ended December 31, 1995, the executive officers in the aggregate were paid $245,134. No bonuses were granted in 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to options/SARs granted during the last year to the named executive officers of the Company.

                               NUMBER OF SECURITIES
                                    UNDERLYING         % OF TOTAL OPTIONS       EXERCISE OR           EXPIRATION
NAME                           OPTIONS/SAR'S GRANTED         GRANTED         BASE PRICE($/SH)            DATE
-----------------------------  ---------------------  ---------------------  -----------------  ----------------------
Martin D. Fife...............           25,000                   13.8            $    1.00      November 28, 2001

    No options or SARs have been exercised.

DIRECTOR COMPENSATION

    Each of the Company's non-employee directors are paid $500 for each board meeting. In April 1994, each outside director was also granted under the Company's 1994 Stock Option Plan an option to purchase 20,000 shares of Class A Common Stock at $6.00 per share. All directors will be reimbursed for ordinary and necessary travel expenses incurred in attendance at each board or committee meeting. During 1995, Messrs. Fife and Burmeister were granted options to purchase 25,000 shares and 10,000, respectively, of Class A Common Stock at $1.00 per share.

EMPLOYMENT AGREEMENTS

    On April 11, 1994 the Company entered into employment agreements with Martin
D. Fife to serve as Chairman of the Board and Chief Executive Officer of the Company, Anthony J. Asterita to serve as Vice President, Program Development of the Company and Eddy W. Friedfeld to serve as Vice President, Business Affairs, Assistant to the Chairman and as Secretary of the Company. Each agreement is for a three year term terminating during April 1997, subject to automatic annual renewal. Under the agreements, Messrs. Fife, Asterita and Friedfeld will receive a yearly base salary of $120,000, $90,000 and $100,000, respectively, subject to an annual cost of living increase.

    The employment agreements with Messrs. Fife, Asterita and Friedfeld provide that each such agreement may be terminated by the Company only if such executive officer has materially breached his obligations under the agreement, engaged in willful misconduct against the Company or is found guilty of a felony by a court of competent jurisdiction which, in the discretion of the Board of Directors, will interfere with the performance of such executive officer's duties and responsibilities or will materially adversely affect the Company.

    The agreements with each of Messrs. Fife, Asterita and Friedfeld contain confidentiality and non-competition provisions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Each of the executive officers, directors and beneficial owners of more than 10% of the Company's stock has complied with the requirements of Section 16(a) during fiscal 1995.

                              CERTAIN TRANSACTIONS

    Pursuant to a settlement agreement entered into in November 1996, Howard A. Foote, a former officer, director, and greater than five percent stockholder of the Company, returned 667,750 shares of Class B Common Stock of the Company, which were deposited into the Company's treasury.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Management of the Company recommends a vote for ratification of Richard A. Eisner & Company, LLP as the independent auditors of the Company.

    Richard A. Eisner & Company, LLP has served as the Company's independent auditors. The Company has requested that a representative of Richard A. Eisner & Company, LLP attend the meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

         APPROVAL OF AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN

    The Company's 1994 Stock Option Plan (the "1994 Stock Option Plan") was approved by the Directors and stockholders of the Company in March 1994. The purpose of the Plan is to enable the Company to provide an incentive to certain employees, agents, consultants, and directors of the Company to contribute to the success of the Company. There are currently five employees, four non-employee directors, and at least six consultants eligible to participate in the 1994 Stock Option Plan.

    The 1994 Stock Option Plan provided that the total number of shares of Common Stock with respect to which options and stock appreciation rights may be granted is 180,000. The Board of Directors has adopted an amendment to the 1994 Stock Option Plan, subject to approval of stockholders pursuant to Section 21 of the Stock Option Plan, to increase the total number of shares to 1,180,000 shares (the "Amendment"). The Amendment will enable the 1994 Stock Option Plan to continue to achieve its purpose as described in the immediately preceding paragraph. To date, options for an aggregate of 179,040 shares have been granted pursuant to the 1994 Stock Option Plan to various individuals, including Messrs. Fife and Burmeister (see "Director Compensation" above).

    The complete text of the 1994 Stock Option Plan has been filed by the Company with the Securities and Exchange Commission as an Exhibit to the Company's registration statement in connection with the Company's initial public offering which was completed in June, 1994. This proposed Amendment will increase the total number of shares from 180,000 to 1,180,000. The following summary of the material features of the 1994 Stock Option Plan as proposed to be amended by the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1994 Stock Option Plan.

    The 1994 Stock Option Plan may be administered by either the entire Board of Directors or a committee (the "Committee") of two or more directors appointed by the Board of Directors. Members of the Committee must be "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended. The Board of Directors or Committee, as the case may be, is to determine, among other things, the recipients of grants, whether a grant will consist of incentive stock options ("ISO's"), non-qualified stock options or SAR's (in tandem with an option or frees-standing) or a combination thereof, and the number of shares to be subject to such options and SAR's. In the event of a duly constituted Committee is not in existence at any time, the entire Board of Directors is to administer the 1994 Stock Option Plan.

    The 1994 Stock Option Plan provides for the granting of ISO's to purchase Class A Common Stock at not less than the fair market value on the date of the option grant and the granting of non-qualified options and SARs with an exercise price not less than 85% of fair market value. SARs granted in tandem with an option have the same exercise price as the related option. The 1994 Stock Option Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of the grant, of the shares to which the ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a non-qualified option. In addition, if any optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value of per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the 1994 Stock Option Plan after April 6, 2004 and no option or SAR may be outstanding for more than ten years after its grant.

    Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or under certain circumstances, in shares of any class of the Company's common stock, or any combination thereof. The 1994 Stock Option Plan permits the Company to lend to the holder of an option funds sufficient to pay the exercise price. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the Class A Common Stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or Committee, as the case may be, in cash, common stock, or in any combination thereof. The exercise of an SAR and granted in tandem with an option cancels the option to which it relates with respect to the same number of shares and as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services to the Company and within three months after termination of such services.

    The 1994 Stock Option Plan may be terminated at any time by the Board of Directors, which may also amend the 1994 Stock Option Plan, except that without stockholder approval it may not increase the number of shares subject to the 1994 Stock Option Plan or change the class of persons eligible to receive options under the 1994 Stock Option Plan.

PLAN BENEFITS

    The specific or future benefits or amounts to be received by executive officers, employees and directors under the 1994 Stock Option Plan as proposed to be amended by the Amendment are not determinable. Since the adoption of the 1994 Stock Option Plan, Messrs. Fife and Asterita received options for 25,000 shares and 10,000 shares, repspectively, at exercise prices of $1.00 per share and $6.00 per share, respectively, and the non-executive director group received options for an aggregate of 70,000 shares, at an exercise price of $6.00 per share for 60,000 of such options and $1.00 per share for 10,000 of such options (see "Executive Compensation- Director Compensation" and "Employment Agreements"), and all employees, other than executive officers and the non-executive director group, received options for an aggregate of 5,000 shares under the 1994 Stock Option Plan, at an exercise price of $1.00 per share. No SARs have been granted under the 1994 Stock Option Plan.

    As of December 6, 1996, the Company's executive officers and directors had the right to vote an aggregate of 165,000 shares of Class A Common Stock and 601,750 shares of Class B Common Stock, representing together 44.98% of the total voting power of all such shares. Due to the benefits which may be received by such persons in connection with the Amendment as described above, the interests of the Company's executive officers and directors may be different from the interests of other stockholders. Stockholders should consider such persons' interest in the Amendment in connection with the Company's recommendation to vote for the proposal to approve the Amendment.

FEDERAL INCOME TAX CONSEQUENCES

    Neither the receipt nor the exercise of an ISO is a taxable event, and if the optionee does not dispose of stock acquired under an ISO prior to the expiration of the requisite holding periods, any gain resulting from the sale of the stock is long term capital gain. In such case the Company is not entitled to any tax deduction with respect to the grant and or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise of the option exceeds the option price will constitute an item of tax preference for purposes of the alternative minimum tax. The statutory holding period is at least two years from the date the ISO is granted and one year from the date the optionee receives his shares of Common Stock pursuant to the exercise. If the stock is disposed of before the end of the statutory holding period, the lesser of the difference between the exercise price and the fair market value of the stock on the date of the exercise or the total amount of gain realized on the sale must be reported by the optionee as ordinary income and the Company is entitled to a tax deduction for that amount. The remaining gain, if any, is taxed to the optionee as long or short term capital gain.

    The receipt of a non-qualified stock option issued under the 1994 Stock Option Plan will not result in any taxable income to the optionee or a tax deduction to the Company at the time the option is granted. Generally, the optionee will recognize ordinary income at the time the non-qualified stock option is exercised in an amount equal to the excess of the fair market value on the date of the exercise of the shares received over the exercise price, and the Company will be entitled to a tax deduction of an equal amount in the year the optionee recognizes such income. The optionee will have a tax basis for his shares equal to their fair market value at the time the optionee recognizes ordinary income and any additional gain or loss recognized by the optionee on disposition of the shares will generally be a short or long term capital gain or loss and will not result in any additional tax deduction to the Company.

    The holder of an SAR will not realize any taxable income on the grant of such right. The holder will realize ordinary income in the tax year in which payment is realized in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received upon exercise, and the Company will normally be entitled to a tax deduction for an equal amount for the same year.

FURTHER INFORMATION

    To become effective, the Amendment requires the affirmative vote of a majority of the votes cast by the Class A Common Stock and the Class B Common Stock of the Company present, or represented, and entitled to vote at the meeting, voting together.

    The Board of Directors recommends that the Stockholders vote FOR the proposal to approve the Amendment.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in proxies will vote the shares represented thereby in accordance with their judgment.

               STOCKHOLDERS PROPOSALS FOR THE 1997 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at the Annual Meeting in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1997 Annual Meeting, such proposals must be received by the Company no later than March 31, 1997. Proposals should be directed to the attention of the Secretary of the Company.

                          ANNUAL REPORT ON FORM 10-KSB

    The Company is furnishing without charge to each person whose proxy is being solicited, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, including the financial statements and schedules thereto, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations.

                                          By order of the Board of Directors,
                                          Eddy W. Friedfeld
                                          Secretary

New York, New York
December 10, 1996

/X/PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.






             FOR all nominees               WITHOLD Authority
             listed to right (Except as       to vote for
             marked to the contrary)         nominees listed
1. Election                                                     NOMINEES:  Martin D. Fife
   of             /  /                       /  /                          Buster Glosson
   Directors                                                               Walter J. Burmeister
   FOR, EXCEPT VOTES WITHHELD FROM THE FOLLOWING NOMINEES:                 Burton I. Edelson
                                                                           Coy Eklund

   ___________________________________________________

                                                  FOR   AGAINST   ABSTAIN
2.  To ratify the appointment of Richard A.           /  /     /  /     /  /
    Eisner & Company, LLP to serve as the
    Company's auditors for fiscal 1997.
3.  To approve an amendment to the                   /  /     /  /     /  /
    Company's 1994 Stock Option Plan as
    described in the accompanying Proxy
    Statement.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF THE LISTED
NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3.


PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING
OF STOCKHOLDERS AT 10:00 A.M. ON DECEMBER 30, 1996.            /  /


SIGNATURE_____________________   DATE___________   SIGNATURE ____________________________   DATE__________
                                                             SIGNATURE IF HELD JOINTLY

NOTE:    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign  in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    SKYSAT COMMUNICATIONS NETWORK CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 30, 1996

Revoking all prior proxies, the undersigned, a stockholder of Skysat Communications Network Corporation (the "Company"), hereby appoints Martin
D. Fife and Buster Glosson, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $.001 per share ("Common Stock"), of the undersigned of the Company at the Annual Meeting of Stockholders of the Company to be held at the offices of Richard A. Eisner & Company, LLP, located at 575 Madison Avenue, 8th Floor, New York on December 30, 1996 at 10:00 a.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE